UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 6, 2004

                         Commission file number 001-10196


                         DIMENSIONAL VISIONS INCORPORATED
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                    Delaware                             23-2517953
        ------------------------------              -------------------
       (State or other jurisdiction of                 (IRS Employer
        incorporation or organization)              Identification No.)

          8777 N. GAINEY CENTER DRIVE, SUITE 191, SCOTTSDALE, AZ 85259
          ------------------------------------------------------------
                    (Address of principal executive offices)

                                 (480) 471-8500
                            -------------------------
                (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On May 6, 2004 the registrant filed a Certificate of Amendment with the Delaware Division of Corporations to reverse its issued and outstanding shares, giving one (1) new share for each sixty (60) existing shares. The registrant now has 1,029,525 post-reverse shares outstanding.

Before the end of May, 2004, the registrant will send to the Securities and Exchange Commission its Form D, Rule 506 Notice regarding its Seven Hundred Fifty Thousand Dollar ($750,000.00) private placement financing to accredited investors. The investor receives a one year debenture with an interest rate of Ten percent (10%) per year, payable quarterly. Further, the investor receives One (1) share of the restricted stock of the registrant for each Two Dollars ($2.00) of debentures purchased. As of the date of this report the amount of debentures sold and paid for was none. The registrant believes it will complete the financing by June 10, 2004.

This Seven  Hundred  Fifty  Thousand  Dollar ($750,000.00) financing, after
expenses and commissions,  will be used  for  working   capital and product
development  by the registrant.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DIMENSIONAL VISIONS INCORPORATED



                                By: /s/ Preston J. Shea
                                    ----------------------------------------
                                    Preston J. Shea, President

Dated: May 13, 2004